BERLITZ INTERNATIONAL, INC.

                            EXECUTIVE RETIREMENT PLAN

                                FOR JAMES R. KAHL

                  The purpose of this defined benefit, nonqualified, deferred compensation Executive Retirement Plan (the "Plan") sponsored by Berlitz International Inc. (the "Company") is to encourage the productive efforts of James R. Kahl by providing retirement income, disability benefits, retiree medical benefits and death benefits to him and his beneficiaries.

                  The Plan is effective as of March 7, 2000 and reads as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

                  The following terms when used in this Plan shall have the designated meaning, unless a different meaning is clearly required by the context.

                  I.1 AFFILIATE. Any trade or business, whether or not incorporated, which (a) at the time of reference (i) controls, is controlled by or is under common control with the Company within the meaning of section 414(b) or (c) of the Code, or (ii) is, together with the Company, a member of an affiliated service group within the meaning of section 414(m) of the Code, or
(b) is designated as an Affiliate by the Committee (but shall be treated as an Affiliate only for such periods as the Committee shall prescribe in such designation).

                  I.2 BENEFICIARY. The person or entity designated by the Participant to receive the Pre-Retirement Death Benefit.

                  I.3 BOARD. The Board of Directors of the Company as constituted from time to time.

                  I.4 CHANGE IN CONTROL. (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of the then outstanding shares of common stock of the Company, or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that for purposes of this Agreement, the following acquisitions shall not constitute a Change of

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Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate.

                  (ii)     the dissolution or liquidation of the Company;

                  (iii)    the dissolution or liquidation of the Parent;

                  (iv) the sale of all or substantially all of the business or assets of the Company.

                  I.5      CODE. The Internal Revenue Code of 1986, as amended.

                  I.6      COMMITTEE. The Compensation Committee of the Board.

                  I.7 COMPANY. Berlitz International, Inc. and its successors.

                  I.8 CONTINUOUS SERVICE. A Participant's most recent period of continuous employment with the Company and its Affiliates, including employment before the Effective Date. A transfer between employment with the Company and an Affiliate or between Affiliates shall not be deemed a Termination of Employment or otherwise interrupt a Participant's Continuous Service. Leaves of absence of not more than one year may be taken into account as Continuous Service, to the extent provided by the Committee. References herein to the Participant's employment, termination of employment and the like shall include periods during which the Participant was serving as a director of the Company notwithstanding that he may not have been a common law employee of the Company or any Affiliate.

                  I.9      EFFECTIVE DATE. March 7, 2000.

                  I.10 PARTICIPANT. The sole participant in this Plan is James R. Kahl.

                  I.11 NORMAL RETIREMENT DATE. The later of (a) the date on which the Participant attains age sixty (60) and (b) the date on which the Participant completes two (2) years of Continuous Service.

                  I.12 PROJECTED BASE SALARY. In the case of a Participant who dies while employed, the Participant's imputed base salary rate (as defined in II.2.1 below) immediately before death, projected to age 65 at an annually compounded interest rate of four percent (4%).

                  I.13 SURVIVING SPOUSE. The person, if any, legally married to the Participant at the time of his death.

                  I.14 TERMINATION OF EMPLOYMENT. References to Participant's termination of employment, the date Participant's employment terminates and the like, shall refer to the ceasing of Participant's employment with the Company and any Affiliates for any reason.

                                   ARTICLE II

                               RETIREMENT BENEFITS
                               -------------------

                  II.1     BENEFITS.

                           II.1.1   NORMAL RETIREMENT BENEFIT. If the
Participant's employment on or after his Normal Retirement Date, for any reason other than death, Disability or discharge for Cause, the Company will pay the Participant a monthly benefit, starting on the first of the month after his Termination of Employment and ending with the payment for the month in which his death occurs. Such monthly benefit shall be in an amount equal to the product of his Applicable Percentage, as defined in Section II.2.2 below, and his Final Average Pay, as defined in Section II.2.1 below.

                           II.1.2   DISABILITY RETIREMENT BENEFIT. If the
Participant shall incur a Disability while employed by the Company or any Affiliate, the Company shall pay such Participant a monthly benefit starting on the first of the month after his Termination of Employment and ending with the payment for the month in which his death occurs. Such monthly benefit shall be calculated in the same manner as a Normal Retirement Benefit as set forth in
Section II.1.1 but shall be based on his Final Average Pay when his employment terminates due to the Disability and shall be reduced by the amount of any disability benefits payable under the Company's Long Term Disability Policy. For purposes of this Section II.1.2, "Disability" means the Participant's total inability to perform the customary duties of his employment by reason of any medical or psychological illness or condition incurred while employed by the Company which is expected to be permanent or of indefinite duration, excluding any such illness or condition which results from self-inflicted injury, alcoholism or drug abuse. Whether or not the Participant has incurred a Disability shall be determined solely by the Committee in its discretion, on the basis of evidence satisfactory to it. If the Participant incurs a Disability while employed by the Company and thereafter shall cease to be disabled, no benefits shall be paid on account of such Disability with respect to periods after recovery from such Disability. If the recovered Participant shall thereafter be re-employed by the Company, he shall be entitled to participate in the Plan as if he had been employed throughout the period of his Disability and shall be deemed to have received compensation during such period of Disability at a rate equal to his rate of Final Average Pay determined immediately prior to his Disability. The benefit, if any, ultimately payable to or on behalf of the Participant shall be determined without regard to Disability benefits previously paid.

                           II.1.3   RETIREE MEDICAL BENEFITS. If the Participant
retires under II.1.1 (Normal Retirement) or II.1.2 (Disability Retirement), or if the Participant dies while employed prior to the Normal Retirement Date, the Company will provide medical coverage to the Participant and his spouse, for their lifetimes, which is substantially similar, in all material respects, to the coverage to which the Participant was entitled at the time of his Termination of Employment; provided, that in the case of Disability, such coverage shall cease if the Participant recovers from his Disability prior to his Normal Retirement Date.

                  II.2     DEFINITIONS RELATING TO BENEFIT CALCULATIONS:

                           II.2.1   FINAL AVERAGE PAY. Final Average Pay with
respect to the Participant shall mean the sum of (a) the average imputed monthly base salary of the Participant for the last 24 consecutive month period of Continuous Service prior to Termination of Employment and (b) 1/24 of the sum of the last two annual Short Term Incentive Bonuses paid to the Participant prior to his Termination of Employment, with payment for any partial year to be annualized for the purpose of calculating Final Average Pay hereunder.

                           If, as is the case as of the date hereof, the
Participant, with the approval of the Committee, continues to receive a base salary that reflects less than full-time presence in Company offices, the monthly base salary used to calculate Participant's Benefits shall be that amount which reflects the salary Participant would have earned had Participant's salary not been pro-rated (hereafter the "imputed base salary").

                           To avoid doubt, in the event the base salary received
by Participant is $100,000 per year and was calculated to reflect his presence in Company office's of one week per month, the imputed base salary of the Participant, for the purpose of calculating benefits hereunder, shall be $400,000 per year.

                           II.2.2   APPLICABLE PERCENTAGE. The Applicable
Percentage with respect to the Participant shall be thirty percent (30%).

                  II.3 SPECIAL PAYMENT. If it shall be determined by a final administrative decision of the Internal Revenue Service (which is not appealed by the Participant) or by a final decision of a court of competent jurisdiction (which is not appealed by the Participant) that the value of all or any part of any benefit contemplated by the Plan is includable in the income of the Participant for federal income tax purposes prior to the actual receipt of such benefit, the Company shall make a special payment to Participant, in discharge of the actuarially equivalent value of any benefits otherwise due hereunder, in an amount equal to Participant's estimated federal, state and local income tax liabilities related to such inclusion and to the inclusion in income of such special payment. The Participant shall have no obligation to appeal any determination made by the Internal Revenue Service or the decision of any such court. The foregoing special payment shall not be payable on account of the Participant's share of FICA, FUTA, Medicare or other payroll taxes.

                  II.4 EFFECT OF CHANGE IN CONTROL. No benefits payable hereunder shall be reduced or limited in the event of Change in Control,(as defined in I.4).

                                   ARTICLE III

                                SURVIVOR BENEFITS
                                -----------------

                  III.1 POST-RETIREMENT SURVIVOR BENEFIT. Upon Participant's death after payment of his benefits under Article II has started, the Company shall pay a monthly benefit to Participant's Surviving Spouse, if any, for her lifetime, starting on the first of the month immediately following the month in which the Participant dies. Such monthly benefit shall be in an amount equal to 50% of the monthly benefit the Participant was receiving under the Plan.

                  III.2 PRE-RETIREMENT DEATH BENEFIT. If Participant dies while employed by the Company, the Company shall pay a lump sum benefit of One Million ($1,000,000) Dollars to the Participant's Surviving Spouse, and if no spouse survives, to the Participant's estate.

                                   ARTICLE IV

                                   FORFEITURES
                                   -----------

                  IV.1 FORFEITURE FOR COMPETITIVE EMPLOYMENT/ DIVULGING CONFIDENTIAL INFORMATION. If Participant enters Competitive Employment, as defined in Section IV.3.1 below, or divulges any Confidential Information, as defined in Section IV.3.3 below, to any person or organization which could be of aid or assistance to a Competitive Business, as defined in Section IV.3.2 below, without prior authorization by the Company and within three years after his employment terminates he shall forever and irrevocably forfeit all benefits otherwise due him under the terms of the Plan. If Participant first enters Competitive Employment more than three years after his employment terminates, any benefits otherwise payable to such Participant during the period of such Competitive Employment shall not be so paid and shall be forever and irrevocably forfeited, and only after such period of Competitive Employment ends shall any benefits otherwise due hereunder commence or continue to be paid.

                  IV.2 FORFEITURE FOR CAUSE. If Participant's employment is terminated for Cause, as defined in Section IV.3.4 below, he shall forever and irrevocably forfeit all benefits otherwise due him under the terms of the Plan. There shall be no forfeiture of benefits in the event Participant is terminated other than for Cause.

                  IV.3     RELATED DEFINITIONS.

                           IV.3.1   COMPETITIVE EMPLOYMENT. For purposes of
Section 5.1, "Competitive Employment" means a Participant's (i) entering into the employ of or rendering any services to any "Competitive Business," or (ii) engaging in any Competitive Business for his own account, or (iii) becoming interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; provided, however, that nothing contained in this Article V shall be deemed to prohibit the Participant from acquiring, solely as an investment through market purchases, securities of any corporation which are registered under Section 12 of the Securities Exchange Act of 1934 and which are publicly traded so long as he is not part of any control group of such corporation.

                           IV.3.2  COMPETITIVE BUSINESS. For purposes of this
Section, the term "Competitive Business" shall mean any line of business that is substantially the same as any line of any operating business engaged in or conducted by the Company or any Affiliate and which, when the Participant's employment terminates, the Company (or any Affiliate) was engaged in or conducting, or had, to the knowledge of the Participant, definitively planned to engage in or conduct.

                           IV.3.3  CONFIDENTIAL INFORMATION. For purposes of
this Section, Confidential Information means any information with respect to the Company's (or any Affiliate's) customers, processes, and procedures, other than information that is generally known or available to the public.

                           IV.3.4  CAUSE. For purposes of this Section, Cause
shall mean (i) serious and repeated willful misconduct in respect of Participant's duties which has resulted in material, economic damage to the Company or any Affiliate, and, to the extent such misconduct is susceptible of being cured, such misconduct continues for thirty days following written notice to the Participant by the Company detailing such misconduct, (ii) the final, non-appealable conviction in a court of law of any crime or offense (A) for which the Participant is imprisoned or (B) that involves the commission of fraud or theft against, or embezzlement from, the Company or any Affiliate, or (iii) chronic alcohol or substance abuse.

                  IV.4 OTHER FORFEITURES. If Participant's employment terminates for any reason other than death at a time when he is not eligible for benefits hereunder, such Participant shall irrevocably forfeit any and all rights to any benefits hereunder and his prior Continuous Service shall be cancelled.

                  IV.5 LIMITATION. If any provision of this Article V shall be unenforceable as a matter of law, it shall be construed to apply to the greatest extent permitted by law so as to give effect to its intended purpose.

                                    ARTICLE V

                         CONDITIONS RELATED TO BENEFITS
                         ------------------------------

                  V.1 ADMINISTRATION OF PLAN. The Committee shall administer the Plan and shall have the sole and exclusive authority to interpret, construe and apply its provisions, and shall have full discretionary power and authority to construe the document, rectify errors, supply omissions and resolve ambiguities. The Committee shall have the power to establish, adopt and revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan and the operation of the Committee's activities in connection therewith. The Committee shall file with the Department of Labor and distribute to the Participant any reports and other information required by applicable law and shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by it with respect to the Plan. To the maximum extent permitted by law, all interpretations and other decisions of the Committee shall be conclusive and binding on all parties. All decisions of the Committee shall be by vote or written consent of the majority of its members and shall be final and binding.

                  V.2 GRANTOR TRUST. The Company may create a grantor trust (within the meaning of section 671 of the Code) in connection with the adoption of this Plan to which it may from time to time contribute amounts to accumulate an appropriate reserve against its obligations hereunder. Notwithstanding the creation of such trust, the benefits hereunder shall be a general obligation of the Company. Payment of benefits from such trust shall, to that extent, discharge the Company's obligations under this Plan. The Participant shall have only a contractual right as a general creditor of the Company to the amounts, if any, payable hereunder and such right shall not be secured by any assets of the Company or the trust.

                  V.3 NO RIGHT TO COMPANY ASSETS. Neither the Participant nor any other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of the Company whatsoever including, without limiting the generality of the foregoing, any specific funds or assets which the Company may set aside in anticipation of a liability hereunder, or in or to any policy or policies of insurance on the life of the Participant owned by the Company.

                  V.4 NO EMPLOYMENT RIGHTS. Nothing herein shall constitute a contract of continuing employment or in any manner obligate the Company or any Affiliate to continue the service of the Participant, or obligate the Participant to continue in the service of the Company or any Affiliate, and nothing herein shall be construed as fixing or regulating the compensation paid to the Participant.

                  V.5 COMPANY'S RIGHT TO TERMINATE AND AMEND. The Company reserves the right in its sole discretion at any time to amend the Plan in any respect or terminate the Plan. Notwithstanding the foregoing, no such amendment or termination shall reduce the amount of the benefit theretofore accrued by the Participant or change the conditions required to be satisfied to receive payment of such past accrued benefit (including contingent spousal death benefits) based on the provisions of the Plan as theretofore in effect (in each case, unless the Participant expressly consents thereto in writing).

                  V.6 PROTECTIVE PROVISIONS. The Participant shall cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder.

                  V.7 FACILITY OF PAYMENT. Whenever and as often as any person entitled to payments hereunder shall be under a legal disability, or in the sole judgment of the Committee shall otherwise be unable to apply such payments to his own best interest and advantage, the Committee, in the exercise of its discretion, may direct all or any portion of such payments to be made in any one or more of the following ways:

                           (a)      Directly to such person;

                           (b)      To his legal curator, guardian, or
conservator, or other court-appointed or court-recognized representatives; or

                           (c)      To his spouse, to another member of his
family, or to any other person, to be expended for his benefit.

                  V.8 CLAIMS PROCEDURES. In the event that any claim for benefits is denied (in whole or in part) hereunder, the claimant shall receive from the Committee notice in writing, written in a manner calculated to be understood by the claimant, setting forth the specific reasons for denial, with specific reference to pertinent provisions of this Plan. Such notice shall be provided within 90 days of the Participant's claim for benefits. Any disagreements about such interpretations and construction may be appealed within 90 days to the Committee. The Committee shall respond to such appeal within 60 days with a notice in writing fully disclosing its decision and the reasons therefore. No member of the Committee shall be liable to any person for any action taken hereunder except those actions undertaken with lack of good faith.

                  V.9 NO RIGHT OF OFFSET. If at the time any payment is to be made hereunder the Participant or his spouse or both are indebted to the Company (or an Affiliate) or otherwise subject to a monetary claim by the Company (or an Affiliate), the payments remaining to be paid to the Participant or his spouse or both shall nevertheless be paid without reduction by or set off against the amount of such indebtedness or claim.

                  V.10 NO THIRD PARTY RIGHTS. Nothing in this Plan or any trust established pursuant to Section 6.2 hereof shall be construed to create any rights hereunder in favor of the spouse of any Participant prior to the Participant's death or in favor of any other person (other than the Company and any Participant) or to limit the Company's right to amend or terminate the Plan in any manner subject to the consent of the Participant to the extent provided in Section 6.5 notwithstanding that such amendment or termination might result in such spouse receiving no benefits under the Plan.

                  V.11 ERISA ACT OF 1974. The Plan is intended to qualify as a plan maintained primarily for the purpose of providing deferred compensation for the Participant, a highly compensated employee, and, as such, to be exempt from certain provisions of the Employee Retirement Income Security Act of 1974, as amended.

                                   ARTICLE VI

                                  MISCELLANEOUS
                                  -------------

                  VI.1 NONASSIGNABILITY. No rights or payments under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and no attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such benefit or payment or subject to levy, garnishment, attachment, execution or other legal or equitable process. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

                  VI.2 WITHHOLDING. To the extent required by law the Company shall be entitled to withhold from any payments due hereunder any federal, state and local taxes required to be withheld in connection with such payment.

                  VI.3 GENDER AND NUMBER. Wherever appropriate herein, the masculine shall mean the feminine and the singular shall mean the plural or vice versa.

                  VI.4 NOTICE. Any notice required or permitted to be made under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to (a) in the case of notice to the Company or the Committee, the principal office of the Company at: 400 Alexander Park, Princeton, New Jersey 08450, Attention: General Counsel, and (b) in the case of the Participant or the Participant's spouse, the Participant's (or such spouse's) mailing address maintained in the Company's personnel records. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or on the receipt for registration or certification.

                  VI.5 VALIDITY. In the event any provision of this Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

                  VI.6 APPLICABLE LAW. This Plan shall be governed and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the Company has caused this BERLITZ INTERNATIONAL, INC. EXECUTIVE RETIREMENT PLAN FOR JAMES R. KAHL to be executed by its duly authorized officers and its corporate seal to be hereunto affixed on this 26TH day of OCTOBER, 2000.


                                        BERLITZ INTERNATIONAL, INC.



                                        By   /s/ Alistair D. Gatoff
                                             ----------------------------------
                                             Its Vice President
                                                 --------------

Attest:   /s/ Paul H. Weinstein
          ---------------------


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